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                                                                Exhibit 99(c)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                 July 17, 1995
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                               BIKERS DREAM, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          California                0-15501                      33-0140149
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(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)           File Number)              Identification No.)

1420 Village Way, Santa Ana, California                              92705
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (714) 835-8464


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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         1. (i) The Registrant's former independent accountant, KPMG Peat Marwick LLP, was dismissed from that capacity on July 17, 1995 pursuant to action recommended and approved by the Registrant's board of directors.

             (ii) The report by KPMG Peat Marwick LLP on the financial statements of the Registrant for fiscal years ended September 30, 1994 and 1993 did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

             (iii) During the Registrant's fiscal years ended September 30, 1994 and 1993 and the interim period ended July 17, 1995, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

             The Registrant has requested the former accountant to furnish the Registrant with a letter addressed to the Commission stating whether the former accountant agrees with the statements made by Registrant in Item 4 hereof, and, if not, stating the respect in which the former accountant does not agree.

         2. The Registrant engaged Coopers & Lybrand LLP as its new independent accountant on July 17, 1995. Registrant did not consult with Coopers & Lybrand LLP or any other accounting firm regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of opinion that might be rendered regarding Registrant's financial statements, nor did Registrant consult with Coopers & Lybrand LLP with respect to any accounting disagreement or any reportable event at any time prior to the appointment of such firm.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits

              16.1 Letter from KPMG Peat Marwick LLP, former principal accountant for the Registrant.*

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* to be filed by Amendment

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 21, 1995                    BIKERS DREAM, INC.


                                        By: /s/  DENNIS CAMPBELL
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                                           Dennis Campbell, President